Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jay Putnam
Investor Relations
(770) 206-6200

COMPUCREDIT REPORTS THIRD QUARTER RESULTS

ATLANTA, GA, November 2, 2004 – CompuCredit (NASDAQ: CCRT) reported third quarter 2004 net income attributable to common shareholders of $37.9 million, or $0.75 per diluted share, as compared to its third quarter 2003 net income attributable to common shareholders of $56.5 million, or $1.11 per diluted share.

The net interest margin was 21.2 percent in the third quarter of 2004, as compared to 22.4 percent for the third quarter of 2003.  The adjusted charge-off rate was 8.3 percent in the third quarter of 2004, as compared to 8.9 percent for the third quarter of 2003.  Also, at September 30, 2004, the 60-plus day delinquency rate was 10.7 percent, as compared to 10.9 percent at September 30, 2003.

Various references within this press release and the accompanying financial information are to the Company’s managed receivables, which include the Company’s non-securitized receivables, as well as the receivables underlying the Company’s off balance sheet securitization facilities. Performance metrics and data based on these aggregate managed receivables are key to any evaluation of the Company’s performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the aggregate of the portfolios of receivables reflected on the Company’s balance sheet and underlying the Company’s securitization facilities. In allocating the Company’s resources and managing the Company’s business, management relies heavily upon financial data and results prepared on a so-called “managed basis.” It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company’s retained interests in its securitization facilities.

Managed receivables data assumes that none of the credit card receivables underlying the Company’s off balance sheet securitization facilities were ever transferred to securitization facilities and presents the net credit losses and delinquent balances on the receivables as if the Company still owned the receivables. Reconciliation of managed receivables data to the Company’s GAAP financial statements requires:  (1) recognition that substantially all of the Company’s credit card receivables (i.e., all but the credit card receivables associated with the Company’s largely fee-based card offering to consumers at the lower end of the FICO scoring system) had been sold in securitization transactions as of September 30, 2004; (2) a look-through to the receivables that the Company manages for CSG, LLC, the economics of which support the Company’s investment in equity-method investee on the Company’s GAAP consolidated balance sheet; and (3) recognition that certain de-securitized Fingerhut managed receivables are recorded at a $0.0 basis in the Company’s GAAP financial statements. This reconciliation results in the removal of all but $131.8 million of the managed receivables data from the Company’s books and records to yield only $131.8 million of loan and fee receivables and associated statistics under GAAP, coupled with the recording under GAAP of the Company’s retained interests in various securitization structures.

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Further details regarding CompuCredit’s third quarter financial performance will be discussed during management’s conference call on Wednesday, November 3, 2004 at 8:00 a.m., Eastern Time.  The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com.  A replay of the conference call also will be available on the web site.

CompuCredit is an information and technology driven marketer of branded credit cards and related financial services. CompuCredit provides these services to consumers who are underserved by traditional financial institutions. Credit cards marketed by CompuCredit generally are issued by Columbus Bank and Trust Company under an agreement with CompuCredit. Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers. For more information about CompuCredit, visit www.CompuCredit.com.

CompuCredit Corporation (CCRT)

Financial and Statistical Summary

(Unaudited)(1)

	At or For the Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
	(In thousands, except per share data)

Common Share Statistics
EPS — Basic	$0.77	$0.29	$1.12
EPS — Diluted	$0.75	$0.28	$1.11
Book Value Per Common Share Outstanding (period end) (2)	$12.64	$11.93	$10.90
Stock Price Per Share (period end)	$18.62	$17.30	$17.50
Total Market Capitalization (period end)	$852,233	$797,461	$819,910
Shares Outstanding (period end)	45,770	46,096	46,852
Weighted Average Shares O/S — Basic	50,876	51,548	51,299
Weighted Average Shares O/S — Diluted	51,686	52,389	51,870

Average Managed Receivables Statistics (3)
Average Managed Receivables	$1,947,009	$2,007,406	$2,469,194
Average Shareholders’ Equity	$616,960	$607,827	$529,876
Net Interest Margin	21.2%	20.2%	22.4%
Return on Average Managed Receivables	8.0%	3.0%	9.3%
Return on Average Equity (ROE)	25.3%	9.8%	43.4%
Net Charge-Off Rate	13.0%	14.8%	15.5%
Adjusted Charge-Off Rate	8.3%	8.8%	8.9%
Adjusted Charge-Offs	$40,457	$44,329	$54,798
Risk Adjusted Margin	28.7%	22.7%	21.2%
Operating Ratio	15.0%	11.3%	8.8%
Other Income ratio	15.8%	11.1%	7.3%

Period-End Selected Credit Card Data (3)
Total Managed Receivables	$1,958,735	$1,959,811	$2,518,822
Delinquency Rate (60+ days)	10.7%	9.6%	10.9%
Number of Accounts	2,388	2,222	2,637
Shareholders’ Equity	$642,140	$608,144	$560,849
Equity to Managed Receivables Ratio	32.8%	31.0%	22.3%

(1) Certain prior period amounts in this and other tables included within this release bear the effects of reclassifications to conform to current period presentation.

(2) Assumes preferred shares are converted into common shares as of end of each period.

(3) Excludes receivables acquired at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2004	December 31, 2003
	(Unaudited)
	(Dollars in thousands)

Assets
Cash and cash equivalents	$46,481	$110,605
Restricted cash	10,255	11,921
Retained interests in credit card receivables securitized	578,342	538,961
Amounts due from securitization	7,624	4,199
Loans and fees receivable, net	82,298	16,271
Deferred costs, net	32,786	7,750
Software, furniture, fixtures and equipment, net	29,129	24,307
Investment in equity-method investee	5,971	6,577
Investments in previously charged off receivables	13,896	13,960
Investments in debt securities	17,984	15,007
Intangibles	11,314	—
Goodwill	100,686	—
Prepaid expenses and other assets	10,394	11,797
Total assets	$947,160	$761,355

Liabilities
Accounts payable and accrued expenses	$35,929	$26,436
Notes payable	75,469	1,945
Deferred revenue	6,317	9,895
Deferred gain on Fingerhut receivables	29,927	—
Income tax liability	99,447	96,491
Total liabilities	247,089	134,767

Minority interests	57,931	52,575

Shareholders’ equity
Preferred stock, no par value, 10,000,000 shares authorized:
Series A preferred stock, 25,000 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	32,157	29,816
Series B preferred stock, 10,000 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	13,117	12,181
Common stock, no par value, 150,000,000 shares authorized; 48,018,242 and 47,885,506 issued at September 30, 2004 and December 31, 2003, respectively	—	—
Additional paid-in capital	253,570	250,943
Treasury stock, at cost, 2,248,500 and 872,900 shares at September 30, 2004 and December 31, 2003, respectively	(28,459)	(4,586)
Deferred compensation	(354)	(593)
Warrant	16,498	—
Retained earnings	355,611	286,252
Total shareholders’ equity	642,140	574,013
Total liabilities and shareholders’ equity	$947,160	$761,355

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(Dollars in thousands, except per share data)

Interest income (1)	$13,926	$11,492	$3,156	$33,123	$5,942
Interest expense	(1,951)	(680)	(130)	(2,722)	(6,409)
Provision for loan losses	(27,221)	(14,885)	(2,280)	(51,221)	(2,378)
Net interest (expense) income after provision for loan losses	(15,246)	(4,073)	746	(20,820)	(2,845)
Other operating income:
Securitization income	1,651	—	31,385	1,651	31,385
Income from retained interests in credit card receivables securitized	33,609	16,601	80,771	69,602	136,192
Servicing income	15,693	19,515	21,303	60,506	73,832
Fees and other income	117,553	64,573	41,747	238,390	109,010
Equity in (loss) income of equity-method investee	(169)	(223)	(269)	(606)	27,639
Total other operating income	168,337	100,466	174,937	369,543	378,058

Other operating expense:
Salaries and benefits	5,744	5,127	5,619	16,147	14,388
Card and loan servicing	42,505	36,874	38,725	117,366	118,576
Marketing and solicitation	12,251	9,030	2,646	26,980	7,060
Depreciation	4,094	3,959	3,906	12,046	11,676
Other (2)	21,347	10,857	9,108	42,119	26,332
Total other operating expense	85,941	65,847	60,004	214,658	178,032

Income before minority interests and income taxes	67,150	30,546	115,679	134,065	197,181
Minority interests	(7,131)	(6,754)	(26,938)	(20,178)	(26,938)
Income before income taxes	60,019	23,792	88,741	113,887	170,243
Income taxes	(21,007)	(8,941)	(31,221)	(41,236)	(60,358)
Net income	$39,012	$14,851	$57,520	$72,651	$109,885
Net income attributable to common shareholders	$37,887	$13,754	$56,496	$69,359	$106,647
Average shares outstanding - basic	50,876	51,548	51,299	51,387	51,118
Average shares outstanding - diluted	51,686	52,389	51,870	52,247	51,567
Income per share – basic	$0.77	$0.29	$1.12	$1.41	$2.15
Income per share – diluted	$0.75	$0.28	$1.11	$1.39	$2.13

(1)          Interest income includes:

(a)          $273, $267, $236, $788 and $236 (in thousands) for the respective periods related to our minority interest partner’s share of interest income.

(b)         $11,702, $9,551, $517, $27,283 and $517 (in thousands) for the respective periods related to interest earned on unsecuritized credit card receivables, the interest on which is reflected in the Company’s net interest margin calculation and the receivables of which are reflected in the Company’s average managed receivables balances.

(2)          Other operating expense includes ancillary product expenses of $227, $239, $420, $764 and $1,609 (in thousands) for the respective periods.